Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

Dated as of May 13, 2013

among

CELADON GROUP, INC.,

as Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender
and L/C Issuer,

and

The Other Lenders Party Hereto

__________________________

WELLS FARGO BANK, N.A.

as Syndication Agent

__________________________

BANK OF AMERICA, N.A.

as Sole Bookrunner and Sole Lead Arranger

THIRD AMENDMENT TO
CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (“Third Amendment”) is made as of the 13th day of May, 2013, among CELADON GROUP, INC. (“Borrower”), the lenders parties hereto (the “Lenders”) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Witnesseth:

WHEREAS, as of December 7, 2010, the parties hereto entered into a certain Credit Agreement, as amended (as amended, the “Agreement”); and

WHEREAS, the parties desire to further amend the Agreement to, among other things, increase the Aggregate Commitments, all as herein provided;

NOW, THEREFORE, in consideration of the premises, and the mutual promises herein contained, the parties agree that the Agreement shall be, and it hereby is, amended as provided herein and the parties further agree as follows:

Part I.  Amendatory Provisions

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01.           Defined Terms.

Section 1.01 of the Agreement is hereby amended by substituting the following new definitions in lieu of the existing like definitions:

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Lease Adjusted Total Debt to EBIDTAR Ratio (the “Financial Covenant”) as set forth in the most recent Compliance Certificate received by Agent pursuant to Section 6.02(b):

THIRD AMENDMENT TO CREDIT AGREEMENT

Applicable Rate

Pricing Level	Financial Covenant	Commitment Fee	LIBOR Floating Rate +	Eurodollar Rate +	Letters of Credit	Base Rate +
1	Less than 3.25 to 1.00	.075%*	.75%	.75%	.75%	-0-
2	Greater than or equal to 3.25 to 1.00 but less than 3.50 to 1.00	.10%*	1.00%	1.00%	1.00%	-0-
3	Greater than or equal to 3.50 to 1.00 but less than 3.75 to 1.00	.125%*	1.125%	1.125%	1.125%	-0-
4	Greater than or equal to 3.75 to 1.00	.15%*	1.375%	1.375%	1.375%	-0-

*
At times during which the sum of the Outstanding Amount of Committed Loans plus the Outstanding Amount of
Letter of Credit Obligations is equal to or greater than $50,000,000, the Commitment Fee shall be Zero.

Any increase or decrease in the Applicable Rate resulting from a change in the Financial Covenant shall become effective commencing on the 5th Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section,  then, upon the request of the Required Lenders, Pricing Level 3 shall apply commencing on the 5th Business Day following the date such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.  The Applicable Rate in effect from May 13, 2013 until the 5th Business Day following Agent’s receipt of a Compliance Certificate for the fiscal quarter ending March 31, 2013 shall be determined based upon Pricing Level 1.

Notwithstanding anything to the contrary contained in this definition, the determination of Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Asset Coverage Ratio” means, with respect to Borrower and the other Loan Parties on a consolidated basis for any period, the ratio of (a) the sum of (i) the net book value of accounts receivable less than 90 days past due, plus (ii) 70% of the net book value of tractors and trailers not subject to any Lien (other than Liens in favor of the Agent), to (b) Total Outstandings.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

THIRD AMENDMENT TO CREDIT AGREEMENT

“Eurodollar Base Rate” means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or other commercially available source providing quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period.

“Fixed Charge Coverage Ratio” means, with respect to Borrower and its Subsidiaries on a consolidated basis for any consecutive period of four fiscal quarters, the ratio of (a) the sum for such period of (i) EBITDAR, minus (ii) dividends and distributions to shareholders declared or paid, to (b) the sum for such period of (i) Interest Expense, plus (ii) cash taxes, plus (iii) scheduled principal payments of Indebtedness, plus (iv) Rent Expense.

“LIBOR Base Rate” means, for any day the rate per annum equal to the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR Rate available ("LIBOR"), as published by Reuters (or other commercially available source providing quotations of LIBOR as designated by Administrative Agent from time to time) at approximately 11:00 a.m., London time, on such day, for Dollar deposits (for delivery on such day) with a term of one day. If such rate is not available at such time for any reason, then the "LIBOR Base Rate" for such day shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on such day in same day funds in the approximate amount of the LIBOR Floating Rate Loan being made, continued or converted by Bank of America and with a term of one day would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) on such day.

“Maturity Date” means May 13, 2018; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

THIRD AMENDMENT TO CREDIT AGREEMENT

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, any Banking Services Obligations, and all obligations under a Swap Contract of a Loan Party to a Lender, its Affiliates or a counterparty to a Swap Contract if at the date of entering into such Swap Contract such counterparty was a Lender or a Lender’s Affiliate, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

Section 1.01 of the Agreement is hereby amended by adding the following new definitions to the Agreement:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

ARTICLE VI

AFFIRMATIVE COVENANTS

6.12.           Financial Covenants.  Section 6.12 of the Agreement is hereby amended by substituting the following new Section 6.12 in lieu of the existing Section 6.12.

6.12         Financial Covenants.

(a)           Lease Adjusted Total Debt To EBITDAR Ratio.  Maintain on a consolidated basis the Lease Adjusted Total Debt to EBITDAR Ratio not exceeding 4.00 to 1.00 as of any fiscal quarter end.

THIRD AMENDMENT TO CREDIT AGREEMENT

This ratio will be calculated at the end of each reporting period for which this Agreement requires Borrower to deliver financial statements, using the results of the twelve-month period ending with that reporting period.

(b)           Fixed Charge Coverage Ratio. Maintain on a consolidated basis a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00 as of each fiscal quarter end.

This ratio will be calculated at the end of each reporting period for which this Agreement requires Borrower to deliver financial statements, using the results of the twelve-month period ending with that reporting period.

(c)           Asset Coverage Ratio.  Not permit the Asset Coverage Ratio to be less than 1.10 to 1.00 at any time.  The Asset Coverage Ratio will be calculated at the end of each fiscal quarter.

6.15        Security Interests.  Section 6.15 of the Agreement is hereby amended by adding the following sentence at the end thereof:

Notwithstanding anything contained in this Agreement or any Collateral Document, the secured obligations of a Guarantor shall not include Excluded Swap Obligations.

ARTICLE VII

NEGATIVE COVENANTS

7.02         Investments.  Section 7.02(e)(viii) of the Agreement is hereby amended by substituting the following new Section 7.02(e)(viii) in lieu of the existing Section 7.02(e)(viii):

(viii)           immediately after giving effect to such acquisition, Borrower would be in pro forma compliance (without any adjustment for the target company’s EBIT or EBITDAR) with a Lease-Adjusted Total Debt to EBITDAR Ratio of not greater than 4.00 to 1.00 and a Fixed Charge Coverage Ratio in excess of 1.00 to 1.00;

Part II.  Schedules

The Agreement is hereby amended by substituting Schedule 2.01 to this Third Amendment in lieu of Schedule 2.01 to the Agreement.

Part III.  Continuing Effect

Except as expressly modified herein:

(a)     All terms, conditions, representations, warranties and covenants contained in the Agreement shall remain the same and shall continue in full force and effect, interpreted, wherever possible, in a manner consistent with this Third Amendment; provided, however, in the event of any irreconcilable inconsistency, this Third Amendment shall control;

THIRD AMENDMENT TO CREDIT AGREEMENT

(b)           The representations and warranties contained in the Agreement shall survive this Third Amendment in their original form as continuing representations and warranties of Borrower; and

(c)           Capitalized terms used in this Third Amendment, and not specifically herein defined, shall have the meanings ascribed to them in the Agreement.

In consideration hereof, Borrower represents, warrants, covenants and agrees that:

(aa)         Each representation and warranty set forth in the Agreement, as hereby amended, remains true and correct as of the date hereof in all material respects, except to the extent that such representation and warranty is expressly intended to apply solely to an earlier date and except changes reflecting transactions permitted by the Agreement;

(bb)        There currently exist no offsets, counterclaims or defenses to the performance of the Obligations (such offsets, counterclaims or defenses, if any, being hereby expressly waived);

(cc)         Except as expressly waived in this Third Amendment, there does not exist any Event of Default or Default; and

(dd)        After giving effect to this Third Amendment and any transactions contemplated hereby, no Event of Default or Default is or will be occasioned hereby or thereby.

Part IV.  Conditions Precedent

Notwithstanding anything contained in this Third Amendment to the contrary, the Lenders shall have no obligation under this Third Amendment until each of the following conditions precedent have been fulfilled to the satisfaction of the Lenders:

(a)           Each of the conditions set forth in Section 4.02 of the Agreement shall have been satisfied;

(b)           The Agent shall have received each of the following, in form and substance satisfactory to the Agent:

(i)           This Third Amendment, duly executed by Borrower, the Agent and the Lenders in the form approved by the Agent, and a Replacement Note payable to each Lender;

(ii)          A duly executed certificate of the Secretary or any Assistant Secretary of Borrower (A) certifying as to attached copies of resolutions of Borrower authorizing the execution, delivery and performance, respectively, of the documents referenced in the immediately preceding subparagraph, and (B) certifying as complete and correct as to attached copies of the Articles of Incorporation and By-Laws, or certifying that such Articles of Incorporation or By-Laws, have not been amended (except as shown) since the previous delivery thereof to the Lenders;

  THIRD AMENDMENT TO CREDIT AGREEMENT

(iii)   A Reaffirmation of Guaranty, in the form prescribed by the Agent, duly executed by the Guarantors;

(iv)   Satisfactory UCC search results of the Loan Parties;

(v)   An opinion of counsel to Borrower as to those matters reasonably required by the Lenders;

(c)           All legal matters incident to this Third Amendment shall be reasonably satisfactory to the Lenders and their counsel.

Part V.  Independent Credit Decision

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Third Amendment.

Part VI.  Expenses

Borrower agrees to pay or reimburse the Agent for all reasonable expenses of the Agent (including, without limitation, reasonable attorneys’ fees) incurred in connection with this Third Amendment.

Part VII.  Counterparts

This Third Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

  THIRD AMENDMENT TO CREDIT AGREEMENT

In Witness Whereof, the parties hereto have caused this Third Amendment to be executed by their respective officers duly authorized as of the date first above written.

“BORROWER”

CELADON GROUP, INC.

By:	/s/ William E. Meek
Title:	CFO & Treasurer

THIRD AMENDMENT TO CREDIT AGREEMENT

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Charlene Wright-Jones
Title:	Vice President

BANK OF AMERICA, N.A., as Swing Line Lender, as L/C Issuer and as a Lender

By:	/s/ Michael Sands
Title:	Assistant Vice President

THIRD AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, NA., a Lender

By:	/s/ Kyle Lacey
Title:	Vice President

THIRD AMENDMENT TO CREDIT AGREEMENT

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$100,000,000.00	50.00%

Wells Fargo Bank, N.A.	$100,000,000.00	50.00%

Total	$200,000,000.00	100.00%

Back to Form 8-K

THIRD AMENDMENT TO CREDIT AGREEMENT